FOLEY & LARDNER
                                ATTORNEYS AT LAW

BRUSSELS                        FIRSTAR CENTER                           ORLANDO
CHICAGO                   777 EAST WISCONSIN AVENUE                   SACRAMENTO
DENVER                 MILWAUKEE, WISCONSIN 53202-5367                 SAN DIEGO
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LOS ANGELES                                                                TAMPA
MADISON                                                         WASHINGTON, D.C.
MILWAUKEE                                                        WEST PALM BEACH
                             WRITER'S DIRECT LINE
                                (414) 297-5678

EMAIL ADDRESS                                               CLIENT/MATTER NUMBER
pquick@foleylaw.com                                                  041515/0101


                                 April 26, 2001



Johnson Controls, Inc.
5757 North Green Bay Avenue
Milwaukee, WI 53201

Ladies and Gentlemen:

     We have acted as counsel for Johnson Controls, Inc., a Wisconsin corporation (the "Company"), with respect to the preparation of a Registration Statement on Form S-3 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to shares of the Company's common stock, $0.16-2/3 par value ("Common Stock"), and related Common Share Purchase Rights (the "Rights") that may be delivered pursuant to the Company's Automatic Dividend Reinvestment and Common Stock Purchase Plan (the "Plan"). The Plan contemplates that the agent administering the Plan will employ participants' funds to acquire Common Stock by purchasing Common Stock in the open market or through purchases from the Company. The terms of the Rights are as set forth in that certain Rights Agreement, dated as of November 30, 1994, by and between the Company and Firstar Trust Company (the "Rights Agreement").

     In connection with our representation, we have examined: (1) the Registration Statement, including the prospectus constituting a part thereof;
(2) the Restated Articles of Incorporation and bylaws of the Company, as amended to date; (3) the Rights Agreement; (4) draft resolutions of the Company's Board of Directors relating to the authorization of the delivery of the securities subject to the Registration Statement; and (5) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

     Based on the foregoing, we are of the opinion that:

Foley & Lardner
April 26, 2001
Page 2


     1. The Company is a corporation validly existing under the laws of the State of Wisconsin.

     2. To the extent the agent administering the Plan employs participants' funds to acquire Common Stock by purchasing Common Stock in the open market, the shares of Common Stock covered by the Registration Statement will be validly issued, fully paid and nonassessable, except with respect to wage claims of, or other debts owing to, employees of the Company for services performed, but not exceeding six months' service in any one case, as provided in Section 180.0622(2)(b) of the Wisconsin Statutes and as such section may be interpreted by a court of law, assuming such shares were validly issued and fully paid at the time of their last delivery by the Company. To the extent the agent administering the Plan employs participants' funds to acquire Common Stock by purchasing Common Stock from the Company, the shares of Common Stock covered by the Registration Statement, when delivered by the Company in the manner and for the consideration contemplated under the Plan, will be validly issued, fully paid and nonassessable, except with respect to wage claims of, or other debts owing to, employees of the Company for services performed, but not exceeding six months' service in any one case, as provided in Section 180.0622(2)(b) of the Wisconsin Statutes and as such section may be interpreted by a court of law, assuming the Company's Board of Directors or an authorized committee takes final action to approve such delivery in the manner contemplated by us as counsel. The Company has advised us that it will not direct the agent administering the Plan to employ participants' funds to acquire Common Stock by purchasing Common Stock from the Company until such final action is taken.

     3. The Rights to be issued with the Common Stock when issued pursuant to the terms of the Rights Agreement will be validly issued.

     We consent to the use of this opinion as an exhibit to the Registration Statement and to the references to our firm therein. In giving our consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by
Section 7 of the Securities Act.

                                        Yours truly,

                                        /s/ Foley & Lardner

                                        FOLEY & LARDNER